Exhibit 11

                     United States Cellular Corporation
                 Computation of Earnings Per Common Share
                 (in thousands, except per share amounts)


    Three Months Ended June 30,                1995          1994
    -----------------------------------------------------------------

    Primary Earnings
       Net Income Available to Common         $  24,089     $  6,185
                                              =========     ========
    Primary Shares
       Weighted average number of Common
         and Series A Common Shares
         Outstanding                             82,722       77,417

       Additional shares assuming issuance of:
         Options and Stock Appreciation Rights       61           60
         Convertible Preferred Shares               622        1,071
         Common Shares Issuable                     532        1,039
                                              ---------     --------
       Primary Shares                            83,937       79,587
                                              =========     ========

    Primary Earnings per Common Share
       Net Income                             $     .29     $    .08
                                              =========     ========

    Fully Diluted Earnings*
       Net Income Available to Common,
         as reported                          $  24,089     $  6,185
       Interest expense eliminated as a
         result of the pro forma conversion
         of Convertible Debentures                  390
                                              ---------     --------
       Net Income Available to Common,
         as adjusted                             24,479        6,185
                                              =========     ========
    Fully Diluted Shares
       Weighted average number of Common
         and Series A Common Shares
         Outstanding                             82,722       77,417

         Additional shares assuming issuance of:
          Options and Stock Appreciation Rights      63           60
          Convertible Preferred Shares              622        1,071
          Common Shares Issuable                    532        1,039
          Conversion of Convertible Debentures    1,176
                                              ---------     --------
         Fully Diluted Shares                    85,115       79,587
                                              =========     ========

    Fully Diluted Earnings per Common Share
       Net Income                             $     .29     $    .08
                                              =========     ========
    ===========

    * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                           Exhibit 11

                    United States Cellular Corporation
                 Computation of Earnings Per Common Share
                 (in thousands, except per share amounts)


    Six Months Ended June 30,                   1995           1994
    -----------------------------------------------------------------

    Primary Earnings
       Net Income Available to Common         $  47,687      $ 4,355
                                              =========      ========

    Primary Shares
       Weighted average number of Common and
         Series A Common Shares Outstanding      81,701       76,279
       Additional shares assuming issuance of:
         Options and Stock Appreciation Rights       64           66
         Convertible Preferred Shares               700        1,102
         Common Shares Issuable                     514        1,645
                                              ---------      --------
       Primary Shares                            82,979       79,092
                                              =========      ========

    Primary Earnings per Common Share
       Net Income                             $     .57      $   .06
                                              =========      ========

    Fully Diluted Earnings*
       Net Income Available to Common,
         as reported                          $  47,687      $ 4,355
       Interest expense eliminated as a
         result of the pro forma conversion
         of Convertible Debentures                  390
                                              ---------      --------
    Net Income Available to Common,
       as adjusted                               48,077        4,355
                                              =========      ========

    Fully Diluted Shares
       Weighted average number of Common
         and Series A Common Shares
         Outstanding                             83,570       76,279

         Additional shares assuming issuance of:
          Options and Stock Appreciation Rights      67           66
          Convertible Preferred Shares              700        1,102
          Common Shares Issuable                    514        1,645
          Conversion of Convertible Debentures      588
                                              ---------      -------
         Fully Diluted Shares                    83,570       79,092
                                              =========      =======

    Fully Diluted Earnings per Common Share
       Net Income                             $     .57      $   .06
                                              =========      ========
    ==========

    * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.